UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 10, 2020

GORDON POINTE ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-38363	82-1270173
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

780 Fifth Avenue South

Naples, FL 34102

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (412) 960-4687

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock, $0.0001 par value, and one Warrant	GPAQU	Nasdaq Capital Market
Class A common stock, $0.0001 par value per share	GPAQ	Nasdaq Capital Market
Warrants to purchase Class A common stock	GPAQW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On March 10, 2020, Gordon Pointe Acquisition Corp. (the “Company” or “GPAQ”) entered into Amendment No. 2 (the “Amendment No. 2”) to the previously disclosed Agreement and Plan of Merger, dated as of September 16, 2019, as amended on November 6, 2019 (collectively, the “Merger Agreement”), by and among GPAQ, GPAQ Acquisition Holdings, Inc., a Delaware corporation and a wholly-owned subsidiary of GPAQ (“Holdings”), GPAQ Acquiror Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Holdings (“Acquiror Merger Sub”), GPAQ Company Merger Sub, LLC, a Delaware limited liability company and a wholly-owned subsidiary of Holdings, HOF Village, LLC, a Delaware limited liability company (“HOFV”) and HOF Village Newco, LLC, a Delaware limited liability company and a wholly-owned subsidiary of HOFV (“Newco”). As previously disclosed, under the Merger Agreement, (i) Acquiror Merger Sub will be merged with and into GPAQ, with GPAQ continuing as the surviving entity and a wholly-owned subsidiary of Holdings, and (ii) Company Merger Sub will be merged with and into Newco, with Newco continuing as the surviving entity and a wholly-owned subsidiary of Holdings. Unless otherwise defined herein, the capitalized terms used below are defined in the Amendment No. 2.

The Amendment No. 2, among other things, amends the terms of the Merger Agreement by providing that, upon completion of the proposed business combination, GPAQ stockholders who do not exercise their redemption rights will receive 1.421333 shares of Holdings Common Stock to replace each one of their existing shares of GPAQ Class A common stock. Current holders of Class F common stock will continue to receive one share of Holdings Common Stock to replace each one of their existing shares of GPAQ Class F common stock. The outstanding GPAQ warrants, by their terms, will be cancelled and exchanged for Holdings’ warrants to purchase 1.421333 shares of Holdings Common Stock per warrant. The foregoing amendments are intended to enhance the economic return to those GPAQ stockholders who do not exercise their redemption rights and who continue as stockholders of Holdings post-closing, which GPAQ’s management determined to be necessary and appropriate in response to recent market conditions.

The Amendment No. 2 also amends the “Termination Date” under the Merger Agreement from December 16, 2019 to May 14, 2020 and amends and restates the form of Director Nominating Agreement to be entered into at the Closing by GPAQ, Holdings, HOFV, the Sponsor and National Football Museum, Inc.

Further, in order to support the transactions contemplated by the Merger Agreement and any possible private financing transactions that may be entered into in connection with the Merger Agreement, GPAQ’s sponsor, Gordon Pointe Management, LLC (the “Sponsor”), has agreed that up to 1,185,741 of its Class F common shares will be cancelled prior to the Effective Time pursuant to a Side Letter entered into by HOFV and the Sponsor dated March 10, 2020 (the “Sponsor Side Letter”), which number shall be calculated based on the number of redemptions by GPAQ’s public stockholders. The Sponsor has also agreed that it will transfer up to one-half of the shares of Holdings Common Stock that it will receive upon conversion of its Class F common shares (after any such cancellation) to HOFV; provided that the number of shares of Holdings Common Stock that Sponsor shall transfer to HOFV shall be capped so that Sponsor retains no less than 1.125 million shares of Holdings Common Stock. Sponsor has also agreed to transfer one-half of the Holdings Warrants that it will receive upon conversion of its private placement warrants at the Effective Time to HOFV; provided however that HOFV shall, at the Sponsor’s request, transfer all of such Holdings Warrants to a Gold Jacket player fund or similar vehicle, for the benefit of Hall of Fame players.

The foregoing description of the Amendment No. 2, Sponsor Side Letter and Director Nominating Agreement are qualified in their entirety by reference to the text of the Amendment No. 2, the Sponsor Side Letter and Director Nominating Agreement, copies of which are attached as Exhibit 2.1, Exhibit 10.1 and 10.2 to this Current Report on Form 8-K, respectively, and are incorporated herein by reference.

Additional Information

The proposed transaction will be submitted to shareholders of the Company for their approval. In connection with the proposed business combination, the Company has filed with the SEC a proxy statement and GPAQ Acquisition Holdings, Inc., a wholly-owned subsidiary of the Company (“Holdings”), has filed a registration statement on Form S-4, which includes a definitive proxy statement/final prospectus, which registration statement was declared effective on February 14, 2020, which definitive proxy statement was mailed to stockholders of the Company on or about February 27, 2020. Before making any voting or investment decision, shareholders of the Company are urged to carefully read the definitive proxy statement/final prospectus and any other relevant documents filed with the SEC, as well as any amendments or supplements to these documents, because they will contain important information about the Company, Holdings, HOFV and the proposed business combination. Stockholders will also be able to obtain copies of the registration statement and proxy statement, without charge, once available, at the SEC’s website at www.sec.gov or by directing a request to: Gordon Pointe Acquisition Corp., 780 Fifth Avenue South, Naples, FL 34102.

Forward-Looking Statements

Certain statements made herein are “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate”, “believe”, “expect”, “estimate”, “plan”, “outlook”, and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Such forward-looking statements include timing of the proposed merger; the business plans, objectives, expectations and intentions of the parties once the transaction is complete, and Holding’s, the Company’s and HOFV’s estimated and future results of operations, business strategies, competitive position, industry environment and potential growth opportunities, relating to the acquired business. These forward-looking statements reflect the current analysis of existing information and are subject to various risks and uncertainties. As a result, caution must be exercised in relying on forward-looking statements. Due to known and unknown risks, our actual results may differ materially from our expectations or projections. The following factors, among others, could cause actual results to differ materially from those described in these forward-looking statements: the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement and the proposed transaction contemplated thereby; the inability to complete the transactions contemplated by the Merger Agreement due to the failure to obtain approval of the stockholders of the Company or other conditions to closing in the Merger Agreement; the outcome of any legal proceedings that have been, or will be, instituted against the Company or other parties to the Merger Agreement following announcement of the Merger Agreement and transactions contemplated therein; the ability of Holding’s to meet NASDAQ listing standards following the merger and in connection with the consummation thereof; the failure to obtain the financing arrangements necessary to complete the development of the project; the failure to achieve the assumptions underlying certain of the financial projections included within the investor presentation including, among others, securing the timely financing for, and achieving construction of, the second phase of the project within assumed time and financial budget, and achieving expected attendance and occupancy rates; risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the announcement of the Merger Agreement and consummation of the transaction described therein; costs related to the proposed merger and the impact of the substantial indebtedness to be incurred to finance the consummation of the merger; changes in applicable laws or regulations; the ability of the combined company to meet its financial and strategic goals, due to, among other things, competition, the ability of the combined company to grow and manage growth profitability, maintain relationships with customers and retain its key employees; the possibility that the combined company may be adversely affected by other economic, business, and/or competitive factors; and other risks and uncertainties described herein, as well as those risks and uncertainties discussed from time to time in other reports and other public filings with the SEC by the Company and Holdings.

Participants in the Solicitation

The Company, Holdings, HOFV, Newco and their respective directors, executive officers and other members of their management and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies of the Company’s stockholders in connection with the proposed business combination. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests in the Company’s directors in its Annual Report on Form 10-K for the fiscal year ended December 31, 2019, which was filed with the SEC on March 10, 2020, and also in the Registration Statement on Form S-4 filed with the SEC and declared effective on February 14, 2020, which includes the proxy statement/prospectus of the Company for the proposed transaction. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies to the Company’s stockholders in connection with the proposed business combination, and information concerning the interests of the Company’s and Newco’s participants in the solicitation, which may, in some cases, be different than those of the Company’s and Newco’s equity holders generally, is set forth in the Registration Statement on Form S-4 filed with the SEC and declared effective on February 14, 2020.

Non-Solicitation

This communication is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the proposed transaction and shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

2.1	Amendment No. 2 to Agreement and Plan of Merger dated March 10, 2020, by and among Gordon Pointe Acquisition Corp., GPAQ Acquisition Holdings, Inc., GPAQ Acquiror Merger Sub, Inc., GPAQ Company Merger Sub, LLC, HOF Village, LLC and HOF Village Newco, LLC

10.1	Side Letter dated March 10, 2020 between Gordon Pointe Management, LLC and HOF Village, LLC

10.2	Form of Director Nominating Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GORDON POINTE ACQUISITION CORP.

	By:	/s/ James J. Dolan
Name: James J. Dolan
Title: Chief Executive Officer
Dated: March 16, 2020

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